Exhibit 23-A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ford Motor Credit Company LLC of our report dated February 10, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ford Motor Credit Company LLC’s Annual Report on Form 10-K for the year ended December 31, 2025.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan

August 11, 2026